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                                                                    EXHIBIT 21.1

             LIST OF SUBSIDIARIES OF VARI-LITE INTERNATIONAL, INC.


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NAME                                   JURISDICTION OF INCORPORATION     OWNER
----                                   -----------------------------     -----
Vari-Lite, Inc.                        Delaware                          Vari-Lite International, Inc.

Concert Production Lighting, Inc.      Delaware                          Vari-Lite International, Inc.

Showco, Inc.                           Delaware                          Vari-Lite International, Inc.

IGNITION! Creative Group, Inc.         Delaware                          Vari-Lite International, Inc.

Vari-Lite Europe Holdings, Ltd.        United Kingdom                    Vari-Lite International, Inc.

Vari-Lite Production Services, Ltd.    United Kingdom                    Vari-Lite Europe Holdings, Ltd.

Theatre Projects Lighting
Services, Ltd.                         United Kingdom                    Vari-Lite Europe Holdings, Ltd.

Brilliant Stages, Ltd.                 United Kingdom                    Vari-Lite Europe Holdings, Ltd.

Vari-Lite Europe International, BV     The Netherlands                   Vari-Lite International, Inc.

Vari-Lite Production Services, S.A.    Spain                             Vari-Lite International Europe, BV

Vari-Lite Production Services, AB      Sweden                            Vari-Lite International Europe, BV

Vari-Lite Production Services, SAS     France                            Vari-Lite International Europe, BV

Vari-Lite Production Services
Europe, NV                             Belgium                           Vari-Lite International Europe, BV

Vari-Lite Production Services, NV      Belgium                           Vari-Lite Production Services Europe, NV

Vari-Lite Asia, Inc.                   Japan                             Vari-Lite International, Inc.

Vari-Lite Production Services
Hong Kong Limited                      Hong Kong                         Vari-Lite International, Inc.

Vari-Lite Hong Kong, Ltd.              Hong Kong                         Vari-Lite International, Inc.

Vari-Lite Production Services -
Dubai, Inc.                            Delaware                          Vari-Lite International, Inc.

I.R. Sub, Inc.                         Delaware                          Vari-Lite International, Inc.
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